Exhibit 99.1

Natural Resource Partners L.P. 601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.

Reports First Quarter Results

Highlights

•	Revenues of $80.3 million

•	Net income per unit of $0.29

•	Distributable cash flow of $38.9 million

•	EBITDA of $71.7 million

•	Reduced debt by $39.2 million

HOUSTON, May 7, 2014 – Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2014 revenues of $80.3 million and net income per unit of $0.29 compared to $94.3 million in revenues and net income per unit of $0.43 reported for first quarter 2013. Distributable cash flow was $38.9 million in the first quarter 2014 compared to $44.5 million for 2013. NRP also reported EBITDA of $71.7 million for first quarter 2014 versus $80.6 million for first quarter 2013. Reconciliations of the non-GAAP measures of distributable cash flow and EBITDA are included in the tables at the end of this release.

“Our operating performance in the first quarter reflects the continued challenges our lessees are facing in the coal business, offset to some degree by our recent investments in soda ash and oil and gas,” said Nick Carter, President and Chief Operating Officer. “Our diversification efforts continue to bear fruit, and with our current liquidity we are well-positioned to continue our growth, maintain sufficient coverage of our distribution and benefit from a recovery in the coal markets.”

NRP Reports First Quarter 2014 Results	Page 2 of 12

	Quarter Ended
	March	March	%
Highlights	2014	2013	Change
	(in thousands except per unit and per ton)
Revenues
Total revenues and other income	$80,309	$94,332	-15%
Coal production (tons)	12,252	13,833	-11%
Average coal royalty revenue per ton	$3.55	$3.94	-10%
Coal royalty revenues	$43,536	$54,442	-20%
Other coal related revenue	$8,837	$23,401	-62%
Total coal related revenues	$52,373	$77,843	-33%
Aggregates and industrial minerals related revenue(1)	$13,175	$10,004	32%
Oil and gas related revenue	$10,058	$1,763	471%
Operating Expenses	$27,870	$31,804	-12%
Net income
Net income to limited partners	$31,953	$46,948	-32%
Net income per unit	$0.29	$0.43	-33%
Average units outstanding	109,848	108,887	1%
Distributable cash flow(2)	$38,927	$44,485	-12%
EBITDA(2)	$71,720	$80,615	-11%
EBITDA margin(2)	89%	85%	5%

(1)	Aggregates and industrial minerals include the equity and other unconsolidated investment income associated with the OCI Wyoming soda ash business.
(2)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

First Quarter 2014 compared to First Quarter 2013

Revenues and other income

Total revenues and other income for the first quarter 2014 declined 15% to $80.3 million from the same period of 2013 due to a 33% decrease in coal related revenues, offset by a 32% increase in aggregates and industrial minerals related revenue and an approximately five times increase in oil and gas revenues. Coal royalty revenues decreased 20% to $43.5 million, due to both decreases in coal production volumes by NRP’s lessees (11%) and decreases in average coal royalty revenue per ton (10%) from the first quarter 2013. Production decreases from Appalachia were partially offset by increases in all the other basins. Average coal royalty revenue per ton declined in all basins except one, as the markets for both metallurgical coal and steam coal were weaker than in the first quarter of 2013. Metallurgical coal represented 28% of coal production and 39% of coal royalty revenues for the first quarter of 2014. Other coal related revenues, which consists of override revenue, transportation and processing fees, minimums recognized as revenue, wheelage, and gain on reserve swaps, decreased $14.6 million. The decrease was mainly attributable to a reserve swap of $8.1 million recorded in the first quarter of 2013, a $3.0 million decrease in minimums recognized as revenue and a $2.5 million decrease in override revenues.

NRP benefitted from its diversification into other asset classes, as increases were experienced in aggregates and industrial minerals as well as oil and gas. Revenues from aggregates and industrial minerals related revenue increased $3.2 million mainly due to an increase of $2.7 million attributable to the equity investment in OCI Wyoming. This increase was due to the first quarter of 2014 reflecting a full quarter of revenues, as well as increased income generated by OCI Wyoming. In addition, oil and gas revenues increased $8.3 million mainly due to the two acquisitions of non-operated working interests in the third and fourth quarters of 2013, as well as increased development and improved pricing on NRP’s oil and gas royalty properties.

Operating Expenses

Total operating expenses decreased by 12% mainly due to lower general and administrative expense, partially offset by lease operating expenses associated with the non-operated working interest oil and gas properties that NRP acquired in the second half of 2013.

Net Income

Net income attributable to the limited partners and net income per unit decreased 32% and 33% respectively in the first quarter 2014 compared to the 2013 period. In addition to lower total revenues and other income, a small portion of the decrease in net income per unit was due to an increase in the number of units outstanding in 2014 versus the same period in 2013.

NRP Reports First Quarter 2014 Results	Page 3 of 12

Distributable Cash Flow

Distributable cash flow decreased by 12% to $38.9 million in the first quarter 2014, due to the reduced revenues partially offset by an additional $11.4 million in distributions received in the first quarter 2014 related to NRP’s investment in OCI Wyoming.

EBITDA

EBITDA declined 11% in the first quarter 2014 to $71.7 million compared to the $80.6 million generated in the same period 2013. The decrease is mainly related to decreased coal related revenues. NRP realized an EBITDA margin of 89% in the first quarter of 2014 versus 85% in the first quarter of 2013.

First Quarter 2014 compared to Fourth Quarter 2013

	Quarter Ended
Highlights	March 2014	December 2013	% Change
	(in thousands, except per ton and per unit)
Revenues and other income
Total revenues and other income	$80,309	$94,744	-15%
Coal production (tons)	12,252	11,089	10%
Average coal royalty revenue per ton	$3.55	$4.30	-17%
Coal royalty revenues	$43,536	$47,706	-9%
Other coal related revenue	$8,837	$19,363	-54%
Total coal related revenue	$52,373	$67,069	-22%
Aggregates and industrial minerals related revenue(1)	$13,175	$15,724	-16%
Oil and gas related revenue	$10,058	$7,338	37%
Operating expenses	$27,870	$27,992	0%
Net income
Net income to limited partners	$31,953	$46,041	-31%
Net income per unit	$0.29	$0.42	-31%
Average units outstanding	109,848	109,812	0%
Distributable cash flow(2)	$38,927	$69,646	-44%
EBITDA(2)	$71,720	$87,114	-18%
EBITDA margin(2)	89%	92%	-3%

(1)	Aggregates and industrial minerals include the equity and other unconsolidated investment income associated with the OCI Wyoming soda ash business.
(2)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Revenues and other income

Total revenues and other income for the first quarter decreased $14.4 million, or 15%, to $80.3 million from the fourth quarter 2013 mainly due to a decrease of $14.7 million in coal related revenue and a $2.2 million decrease in revenues from our equity investment in OCI Wyoming, offset by an increase in oil and gas revenues. The largest decrease in coal related revenues resulted from a $10.4 million right-of-way condemnation payment received in the fourth quarter. NRP’s lessees increased production in the first quarter 2014 by 10% to 12.3 million tons, but average coal royalty revenue per ton decreased by 17% to $3.55 per ton. The majority of the production increase occurred on one property in Northern Appalachia that has an extremely low royalty rate due to the age of the lease. Excluding the increase from that one property the average coal royalty revenue per ton would have been $3.94.

Operating Expenses

Operating expenses were virtually flat with the fourth quarter even though there were lower general and administrative expenses that were offset by additional lease operating expenses and property, franchise and other taxes.

Net Income

Net income to the limited partners and net income per unit decreased 31% in the fourth quarter from the previous quarter mainly due to lower revenues.

NRP Reports First Quarter 2014 Results	Page 4 of 12

Distributable Cash Flow

Distributable cash flow decreased $30.7 million in the first quarter from the fourth quarter due to in part to decreased revenues, and the payment of interest expense and incentive compensation during the first quarter of 2014. In addition, NRP received $10.4 million in right-of-way condemnation proceeds in the fourth quarter,

EBITDA

EBITDA for the first quarter 2014 decreased $15.4 million to $71.7 million from the $87.1 million generated in the fourth quarter 2013. EBITDA margin for the first quarter was 89% versus 92% in the fourth quarter 2013.

Market Outlook

The steam and metallurgical coal markets are moving in different directions at this time. The seaborne metallurgical market is significantly oversupplied with U.S. producers also facing a disadvantage due to the weak Australian dollar and cheaper delivered costs from Australian producers. These factors have led to significantly lower realizations for metallurgical coal versus this time last year. On the other hand the steam coal stockpiles at domestic utilities are at multi-year lows, which combined with the low level of natural gas in storage, bodes well for the near term demand for thermal coal from all basins within the United States. “To date we have not seen a significant thermal coal price increase but we expect that the market will improve in 2014,” said Carter. “Contrary to that, we expect that the metallurgical market could see further weakness and it is likely that we will see additional reductions in metallurgical production on our properties unless prices improve.”

The natural gas and crude oil markets in the first quarter have remained robust. Natural gas prices displayed some volatility due to weather and larger than normal storage withdrawals, but have resulted in a net price increase. Oil markets have continued a strong growth trajectory fueled by healthy prices and production growth in the primary oil producing plays such as the Bakken/Three Forks. NRP anticipates its oil and natural gas assets will see continued development and production growth during 2014 as long as the commodities markets remain strong.

Distributions

On April 22, 2014 the Board of Directors of NRP’s general partner declared a quarterly distribution of $0.35 per unit for the first quarter 2014. The distribution will be payable on May 14, 2014 to unitholders of record on May 5, 2014.

Acquisitions and Liquidity

At March 31, 2014, NRP’s liquidity was approximately $349 million, consisting of $55 million in cash and $294 million available under its credit facilities. “NRP’s current liquidity allows the continuation of our current acquisition strategy to further diversify our income stream,” said Dwight Dunlap, Chief Financial Officer.

NRP’s cash balance and distributable cash flow are typically lower during the first quarter of each year due to significant cash payments due during the quarter including semi-annual interest payments and annual long-term incentive plan payments. During the first quarter, NRP permanently reduced its debt by $39.2 million. Also, during the quarter NRP issued 343,335 units for gross proceeds of $5.6 million, excluding the general partner contribution to maintain its 2% interest in the partnership, under its “at-the-market” offering program.

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX, with its operations headquarters in Huntington, WV. NRP is principally engaged in the business of owning and managing mineral reserve properties. NRP primarily owns coal, aggregate and oil and gas reserves across the United States that generate royalty income for the partnership. In addition, NRP owns an equity investment in OCI Wyoming, a trona/soda ash operation, and owns non-operated working interests in oil and gas properties.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

NRP Reports First Quarter 2014 Results	Page 5 of 12

Non-GAAP Financial Measures

“Distributable cash flow” represents cash flow from operations plus any proceeds from the sale of assets plus the return on direct financing lease and contractual overrides shown in the cash flows from investing activities section of the cash flow statement. Distributable cash flow is a “non-GAAP financial measure” that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP’s ability to make quarterly cash distributions to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

“EBITDA” is a non-GAAP financial measure that we define as earnings before interest, taxes, depreciation, depletion and amortization and asset impairment. “EBITDA,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. EBITDA provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. EBITDA does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes EBITDA is useful in evaluating our financial performance because this measure is widely used by analysts and investors for comparative purposes. NRP entered the high-yield bond market in 2013, and EBITDA is a financial measure widely used by investors in that market. There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating EBITDA reported by different companies.

“EBITDA margin” represents NRP’s EBITDA as a percentage of total revenues and other income.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal, oil and gas, and aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

14-05

-Financial statements follow-

NRP Reports First Quarter 2014 Results	Page 6 of 12

Natural Resource Partners L.P.

Operating Statistics

(in thousands except per ton data)

	Quarter Ended
	March	March
	2014	2013
	(unaudited)
Coal Royalties:
Coal royalty production (tons):
Appalachia
Northern	2,651	3,741
Central	4,376	5,120
Southern	984	1,104

Total Appalachia	8,011	9,965
Illinois Basin	3,122	2,894
Northern Powder River Basin	879	795
Gulf Coast	240	179

Total	12,252	13,833

Average royalty revenue per ton:
Appalachia
Northern	$0.81	$1.31
Central	4.58	5.16
Southern	5.55	6.97
Total Appalachia	3.45	3.91
Illinois Basin	3.99	4.37
Northern Powder River Basin	2.97	2.68
Gulf Coast	3.40	3.72
Combined average royalty revenue per ton	$3.55	$3.94
Coal royalty revenues:
Appalachia
Northern	$2,139	$4,884
Central	20,038	26,406
Southern	5,464	7,700

Total Appalachia	$27,641	$38,990
Illinois Basin	12,470	12,657
Northern Powder River Basin	2,610	2,129
Gulf Coast	815	666

Total	$43,536	$54,442

Other coal related revenues:
Override revenue	1,343	3,862
Transportation and processing fees	5,097	5,975
Minimums recognized as revenue	1,470	4,456
Reserve swap	—	8,149
Wheelage	927	959

Total other coal related revenues	8,837	23,401

Total coal revenues	52,373	77,843

NRP Reports First Quarter 2014 Results	Page 7 of 12

Natural Resource Partners L.P.

Operating Statistics—Aggregates and Industrial Minerals

(in thousands except per ton data)

	Quarter Ended
	March	March
	2014	2013
	(unaudited)
Aggregate royalty revenues and production
Tonnage	1,215	1,283
Average royalty per ton	$1.22	$1.21
Total aggregate royalty revenues	$1,481	$1,552
Other aggregate related revenue	$1,915	$1,404

Total aggregate related revenues	$3,396	$2,956

Equity and other unconsolidated investment earnings	$9,779	$7,048

Total aggregates and industrial minerals related revenue	$13,175	$10,004

Cash distributions received from OCI Wyoming	$11,645	$238

NRP Reports First Quarter 2014 Results	Page 8 of 12

Natural Resource Partners L.P.

Consolidated Statements of Comprehensive Income

(in thousands, except per unit data)

	Quarter Ended
	March	March
	2014	2013
	(unaudited)
Revenues and other income:
Coal related revenues	$52,373	$77,843
Aggregate related revenues	3,396	2,956
Oil and gas related revenues	10,058	1,763
Equity and other unconsolidated investment income	9,779	7,048
Property taxes	3,967	3,947
Other	736	775

Total revenues and other income	80,309	94,332
Operating expenses:
Depreciation, depletion and amortization	14,647	14,762
Asset impairments	—	291
General and administrative	5,857	11,586
Property, franchise and other taxes	4,868	4,351
Oil and gas lease operating expenses	1,921	—
Transportation costs	422	459
Royalty payments	155	355

Total operating expenses	27,870	31,804

Income from operations	52,439	62,528
Other income (expense)
Interest expense	(19,860)	(14,663)
Interest income	26	41

Income before non-controlling interest	$32,605	$47,906
Non-controlling interest	—	—

Net income	$32,605	$47,906

Net income attributable to:
General partner	$652	$958

Limited partners	$31,953	$46,948

Basic and diluted net income per limited partner unit:	$0.29	$0.43

Weighted average number of units outstanding:	109,848	108,887

Comprehensive income	$32,504	$49,960

NRP Reports First Quarter 2014 Results	Page 9 of 12

Natural Resource Partners L.P.

Consolidated Statements of Cash Flow

(in thousands, except per unit data)

	Quarter Ended
	March	March
	2014	2013
	(unaudited)
Cash flows from operating activities:
Net income	$32,605	$47,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	14,647	14,762
Gain on reserve swap	—	(8,149)
Equity and other unconsolidated investment income	(9,779)	(7,048)
Distributions of earnings from unconsolidated investments	11,645	237
Non-cash interest charge, net	747	276
Gain on sale of assets	—	(150)
Asset impairment	—	291
Change in operating assets and liabilities:
Accounts receivable	(7,060)	(531)
Other assets	(18)	266
Accounts payable and accrued liabilities	(1,670)	(873)
Accrued interest	4,373	(1,925)
Deferred revenue	3,742	4,506
Accrued incentive plan expenses	(8,065)	(3,255)
Property, franchise and other taxes payable	(2,537)	(2,400)

Net cash provided by operating activities:	38,630	43,913

Cash flows from investing activities:
Oil and gas capital expenditures	(1,804)	—
Acquisition of equity interests	—	(292,939)
Proceeds from sale of assets	—	154
Return on direct financing lease and contractual override	297	418

Net cash used in investing activities	(1,507)	(292,367)

Cash flows from financing activities:
Proceeds from loans	2,000	200,000
Repayment of loans	(41,166)	(36,622)
Deferred financing costs	—	(1,621)
Proceeds from issuance of common units	4,513	75,000
Capital contribution by general partner	92	1,531
Costs associated with equity transactions	(57)	(47)
Distributions to partners	(40,192)	(63,058)

Net cash provided by (used in) financing activities	(74,810)	175,183

Net (decrease) in cash and cash equivalents	(37,687)	(73,271)
Cash and cash equivalents at beginning of period	92,513	149,424

Cash and cash equivalents at end of period	$54,826	$76,153

Supplemental cash flow information:
Cash paid during the period for interest	$14,703	$16,301

NRP Reports First Quarter 2014 Results	Page 10 of 12

Natural Resource Partners L.P.

Consolidated Balance Sheets

(in thousands, except for unit information)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,826	$92,513
Accounts receivable, net of allowance for doubtful accounts	38,506	33,737
Accounts receivable—affiliates	10,764	7,666
Other	1,585	1,691

Total current assets	105,681	135,607
Land	24,340	24,340
Plant and equipment, net	25,168	26,435
Mineral rights, net	1,395,321	1,405,455
Intangible assets, net	66,102	66,950
Equity and other unconsolidated investments	267,359	269,338
Loan financing costs, net	10,916	11,502
Long-term contracts receivable—affiliate	51,135	51,732
Other assets, net	621	497

Total assets	$1,946,643	$1,991,856

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$11,361	$8,659
Accounts payable—affiliates	869	391
Current portion of long-term debt	80,983	80,983
Accrued incentive plan expenses—current portion	5,329	8,341
Property, franchise and other taxes payable	5,293	7,830
Accrued interest	21,557	17,184

Total current liabilities	125,392	123,388
Deferred revenue	146,328	142,586
Accrued incentive plan expenses	5,473	10,526
Other non-current liabilities	9,609	14,341
Long-term debt	1,045,209	1,084,226
Partners’ capital:
Common units outstanding ( 110,155,743 and 109,812,408)	605,711	606,774
General partner’s interest	10,050	10,069
Non-controlling interest	(650)	324
Accumulated other comprehensive loss	(479)	(378)

Total partners’ capital	614,632	616,789

Total liabilities and partners’ capital	$1,946,643	$1,991,856

NRP Reports First Quarter 2014 Results	Page 11 of 12

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended
	March	March
	2014	2013
	(unaudited)
Net cash provided by operating activities	$38,630	$43,913
Return on direct financing lease and contractual override	297	418
Proceeds from sale of assets	—	154

Distributable cash flow	$38,927	$44,485

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended
	March	December
	2014	2013
	(unaudited)
Net cash provided by operating activities	$38,630	$57,559
Return on direct financing lease and contractual override	297	1,717
Proceeds from sale of assets	—	10,370

Distributable cash flow	$38,927	$69,646

NRP Reports First Quarter 2014 Results	Page 12 of 12

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net income”

to Non-GAAP “EBITDA”

	Quarter Ended
	March	March
	2014	2013
	(unaudited)
Net income	$32,605	$47,906
Add depreciation, depletion and amortization	14,647	14,762
Add asset impairments	—	291
Add interest expense, gross	19,860	14,663
Add depreciation, depletion and amortization and interest relating to OCI Wyoming	4,608	2,993

EBITDA	$71,720	$80,615

EBITDA margin
EBITDA	$71,720	$80,615
Total revenues	80,309	94,332
EBITDA margin	89%	85%

Reconciliation of GAAP “Net income”

to Non-GAAP “EBITDA”

	Quarter Ended
	March	December
	2014	2013
	(unaudited)
Net income	$32,605	$46,981
Add depreciation, depletion and amortization	14,647	14,352
Add asset impairments	—	—
Add interest expense, gross	19,860	19,777
Add depreciation, depletion and amortization and interest relating to OCI Wyoming	4,608	6,004

EBITDA	$71,720	$87,114

EBITDA margin
EBITDA	$71,720	$87,114
Total revenues	80,309	94,744
EBITDA margin	89%	92%

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